UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard	22102
Tysons, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information with respect to Amendment No. 3 (RCF), Consent No. 1 to Joinder Agreement, Amendment No. 2 (UK), Amendment No. 1 (US), Amendment No. 2 (AUD), Equipment Facility Amendment and the Programme is incorporated by reference into this Item 1.01.
Item 8.01 Other Events.

Computer Sciences Corporation, a Nevada corporation (“CSC”), is party to that certain Agreement and Plan of Merger dated as of May 24, 2016 among Hewlett Packard Enterprise Company (“HPE”), Everett SpinCo, Inc., a Delaware corporation (“Everett”), CSC and Everett Merger Sub Inc. (“Old Merger Sub”), as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 2, 2016 among HPE, Everett, New Everett Merger Sub Inc., a Nevada corporation and a wholly-owned direct subsidiary of Everett (“New Merger Sub”), CSC and Old Merger Sub and as further amended by the Second Amendment to Agreement and Plan of Merger dated as of December 6, 2016 among HPE, Everett, New Merger Sub, CSC and Old Merger Sub (as so amended, the “Merger Agreement), pursuant to which New Merger Sub intends to merge with and into CSC, with CSC continuing as the surviving corporation and a wholly-owned subsidiary of Everett (the “Merger”). CSC has entered into amendments to its credit facilities and certain other financing arrangements pursuant to which the lenders under CSC’s credit facilities and other financing arrangements agreed to waive the event of default that would, in the absence of such waiver, arise under the such credit facilities and other financing arrangements as a result of the Merger, and CSC’s lenders and other financing sources agreed that, subject to consummation of the Merger and the delivery of customary closing documentation, CSC shall be replaced with Everett as borrower, issuer or guarantor, as the case may be, under such credit facilities and other financing arrangements.
On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 3 to the Amended and Restated Credit Agreement (“Amendment No. 3 (RCF)”) with the Revolving Agent and each of the Revolving Lenders party to the Revolving Credit Agreement as of such date (as each of such terms is defined below) (after giving effect to the termination of the commitments of the Non-Consenting Lender as described below), which amends that certain Amended and Restated Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among CSC, as borrower, the borrowing subsidiaries from time to time party thereto (the “Designated Subsidiaries”), the lenders from time to time party thereto (the “Revolving Lenders”), Citibank, N.A., as administrative agent (the “Revolving Agent”), Citicorp International Limited, as tranche B sub-agent, and Citibank International PLC, London Branch, as swing line sub-agent. Amendment No. 3 (RCF), among other things, (i) waives the event of default that would, in the absence of such waiver, arise under the Revolving Credit Agreement as a result of the Merger, (ii) replaces CSC with Everett as the “Company” (i.e., as the principal borrower and as the guarantor of borrowings by Designated Subsidiary borrowers) thereunder and (iii) designates CSC as a Designated Subsidiary under the Revolving Credit Agreement, in the case of clauses (ii) and (iii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation.
In addition, on February 17, 2017, CSC terminated the commitments of one of the Revolving Lenders that elected not to consent to Amendment No. 3 (RCF) (the “Non-Consenting Lender). As a result, the aggregate size of the facility under the Revolving Credit Agreement was reduced from $3.02 billion to $2.95 billion. Of the $2.95 billion of commitments, $2.88 billion will mature on January 15, 2022 and $70 million will mature on January 15, 2021.

In connection with entering into the Merger Agreement, CSC entered into a debt financing commitment letter dated as of May 24, 2016 (including the joinder and amendment thereto, the “Original Commitment Letter”) with certain financial institutions (the “Original Conditional Lenders”). Pursuant to the Original Commitment Letter, the Original Conditional Lenders have committed to provide CSC with $740 million of incremental commitments under the Revolving Credit Agreement, the availability of which is conditioned upon the closing of the Merger (the “Original Conditional Revolver Commitments”). On February 17, 2017, CSC and the Original Conditional Lenders entered into the Consent No. 1 to Joinder Agreement pursuant to which the Original Conditional Lenders consented to Amendment No. 3 (RCF) and agreed that their respective agreements, pursuant to the Original Commitment Letter, to provide, subject to the conditions set forth therein, the Original Conditional Revolver Commitments under the Revolving Credit Agreement shall continue to apply notwithstanding the entry into Amendment No. 3 (RCF) by the parties thereto and the effectiveness thereof.
On February 17, 2017, CSC entered into a commitment letter (the “New Commitment Letter”) with certain financial institutions (the “New Conditional Lenders”), pursuant to which the New Conditional Lenders have committed to provide CSC with $75 million of incremental commitments under the Revolving Credit Agreement, the availability of which is conditioned upon the closing of the Merger (the “New Conditional Revolver Commitments” and, together with the Original Conditional Revolver Commitments, the “Conditional Revolver Commitments”). If the conditions to the Conditional Revolver Commitments are satisfied, and if CSC elects to accept all Conditional Revolver Commitments, the availability of the Conditional Revolver Commitments will result in an increase in the aggregate facility size of the facility under the Revolving Credit Agreement from $2.95 billion up to $3.765 billion. Under the terms of the New Commitment Letter, the New Conditional Lenders consented to Amendment No. 3(RCF).
On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 2 to the Credit Agreement (“Amendment No. 2 (UK)”) with the UK Borrower, the UK Agent and each of the UK Lenders party to the UK Term Loan Credit Agreement as of such date (as each of such terms is defined below), which amends that certain Credit Agreement dated as of December 16, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “UK Term Loan Credit Agreement”) among CSC Computer Sciences UK Holdings Limited (company number 07073338), a company incorporated in England (the “UK Borrower”), CSC, the lenders from time to time party hereto (the “UK Lenders”) and Lloyds Bank plc, as administrative agent (the “UK Agent”). Amendment No. 2 (UK), among other things, (i) waives the event of default that would, in the absence of such waiver, arise under the U.K. Term Loan Credit Agreement as a result of the Merger and (ii) replaces the guaranty by CSC thereunder with a guaranty by Everett, in the case of clause (ii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation.
On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 1 to the Term Loan Credit Agreement (“Amendment No. 1 (US)”) with the US Agent and each of the US Lenders party to the US Term Loan Credit Agreement as of such date (as each of such terms is defined below), which amends that certain Term Loan Credit Agreement dated as of March 21, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “US Term Loan Credit Agreement”) among CSC, as borrower, the lenders from time to time party thereto (the “US Lenders”) and Bank of America, N.A., as administrative agent (the “US Agent”). Amendment No. 1 (US), among other things, (i) waives the event of default that would, in the absence of such waiver, arise under the US Term Loan Credit Agreement as a result of the Merger and (ii) replaces CSC with Everett as the “Company” (i.e., as borrower) thereunder, in the case of clause (ii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation.

On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 2 to the Syndicated Facility Agreement (“Amendment No. 2 (AUD)”) with the AUD Borrowers, the AUD Agent and each of the AUD Lenders party to the Syndicated Facility Agreement as of such date (as each of such terms is defined below), which amends that certain Syndicated Facility Agreement dated as of July 25, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Syndicated Facility Agreement”) among CSC Australia Pty. Limited and UXC Limited (the “AUD Borrowers”), CSC, as guarantor, the lenders from time to time party thereto (the “AUD Lenders”) and Commonwealth Bank of Australia, as agent (in such capacity, the “AUD Agent”) and as mandated lead arranger and bookrunner. Amendment No. 2 (AUD), among other things, (i) waives the event of default that would, in the absence of such waiver, arise under the Syndicated Facility Agreement as a result of the Merger and (ii) replaces the guaranty by CSC thereunder with a guaranty by Everett, in the case of clause (ii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation.
On February 17, 2017, CSC entered into that certain Second Amendment to Amended and Restated Master Loan and Security Agreement Number: 27108-7000 (the “Equipment Facility Amendment”) with the Equipment Facility Borrower, the Equipment Agent, the Equipment Lender and each of the Assignee Lenders party to the Equipment Facility as of such date (as each of such terms is defined below), which amends that certain Amended and Restated Master Loan and Security Agreement (Number: 27108-70000) dated as of April 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Equipment Facility”) among CSC Asset Funding I LLC, as borrower (the “Equipment Facility Borrower”), CSC, as guarantor, Banc of America Leasing & Capital, LLC, as lender (in such capacity, the “Equipment Lender”), and as an assignee lender (in such capacity, the “Banc of America Assignee Lender”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as an assignee lender (together with Banc of America Assignee Lender, the “Assignee Lenders”) and Bank of America, N.A., as agent (the “Equipment Agent”). The Equipment Facility Amendment, among other things, replaces the guaranty by CSC thereunder with a guaranty by Everett, subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation.
On February 16, 2017, CSC entered into an amendment to its €1,000,000,000 Euro Commercial Paper Programme (the “Programme”) pursuant to which Notes issued under the Programme after that date and before the consummation of the Merger will incorporate a provision pursuant to which Everett will be substituted as guarantor in place of CSC following the consummation of the Merger and Notes issued after the consummation of the Merger will, at all times, be guaranteed by Everett. In addition, Notes issued after February 16, 2017 will not be guaranteed by CSC Computer Sciences International S.a r.l., formerly a co-guarantor under the Programme.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 23, 2017	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer